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                                                                     Exhibit 8.1
                                                                     -----------


                            THOMPSON HINE & FLORY LLP
                           2000 Courthouse Plaza N.E.
                                  P.O. Box 8801
                             Dayton, Ohio 45401-8801

                                September 2, 1999



Dayton Superior Corporation
Dayton Superior Capital Trust
7777 Washington Village Drive, Suite 130
Dayton, Ohio 45459

Ladies and Gentlemen:

         We are acting as tax counsel to Dayton Superior Corporation (the "Company") and Dayton Superior Capital Trust (the "Issuer") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission (Registration No. 333-84613).

         The Company and the Issuer filed the Registration Statement for the registration under the Securities Act of 1933, as amended, of the Issuer's % Convertible Trust Preferred Securities (the "Trust Preferred Securities"), the Company's % Convertible Subordinated Debentures due 2029 (the "Debentures"), the Company's Class A Common Shares, initially issuable upon conversion of the Debentures, and the Company's Guarantee with respect to the Trust Preferred Securities.

         Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         You have requested our opinion concerning statements made in the Registration Statement under the caption "United States Taxation." It is our opinion that the statements made in the Registration Statement under the caption "United States Taxation" constitute accurate summaries of matters of United States federal tax law in all material respects. This opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations, or any state, local, foreign or other tax considerations.

         Our opinion is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury regulations issued or proposed thereunder; the Internal Revenue Service's current positions published in revenue rulings, revenue procedures, notices, and announcements; existing judicial decisions; and other applicable tax authorities. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that,

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Dayton Superior Corporation
Dayton Superior Capital Trust
Page 2
September 2, 1999

after such change, our opinion would not be different and we assume no obligation to revise or supplement this opinion should the present laws referred to above change by legislative or administrative action, judicial decision, or otherwise.

         This opinion is based solely on the information set forth in the Registration Statement, the Indenture, the Trust Agreement of the Issuer, and the representations made to us by the Company. In our examination of relevant documents, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies, and the accuracy of all financial calculations performed by the Company. We cannot and do not represent that we checked the accuracy or the completeness of, or otherwise independently verified, any of the various statements of fact or financial calculations contained in such documents and in documents incorporated by reference therein. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby.

         Importantly, this opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "United States Taxation."

                                              Sincerely,

                                              /s/ Thompson Hine & Flory LLP

FAF:TJC